Exhibit 99.1

Akoya Biosciences Reports Second Quarter 2024 Financial Results

August 5, 2024

MARLBOROUGH, Mass.— Akoya Biosciences, Inc. (Nasdaq: AKYA) (“Akoya”), The Spatial Biology Company®, today announced its financial results for the second quarter ending June 30, 2024.

“Our second-quarter revenue showed a strong rebound with 26% sequential top-line growth and a stable year-over-year performance,” said Brian McKelligon, CEO of Akoya Biosciences. “We believe that Akoya’s platforms are poised to lead the spatial biology market from discovery to diagnostics, while we also position the company to achieve near-term operating cash flow breakeven as we align our cost structure with our strategic objectives.”

Second Quarter 2024 Financial and Business Results

●	For the second quarter of 2024, revenue was $23.2 million, a 26.2% quarter-over-quarter increase from $18.4 million in the first quarter and 1.5% year-over-year decrease from $23.5 million in the second quarter of 2023.
o	Instruments, consumables and services all contributed to sequential growth. Instrument revenue was $8.3 million, a 70.4% quarter-over-quarter increase. Reagent revenue was $7.4 million, a 5.6% quarter-over-quarter increase. Service and other revenue was $7.2 million, a 16.6% quarter-over-quarter increase.
●	For the second quarter of 2024, gross margin was 57.8%, compared to gross margin of 45.7% in the first quarter of 2024 and 51.5% in the second quarter of 2023.
●	For the second quarter of 2024, operating expenses were $24.5 million, compared to operating expenses of $30.0 million in the first quarter of 2024, a 18.3% quarter-over-quarter decrease, and $31.4 million in the second quarter of 2023, a 22.0% year-over-year decrease.
●	For the second quarter of 2024, loss from operations was $11.1 million, compared to loss from operations of $21.6 million in the first quarter of 2024, a 48.6% quarter-over-quarter decrease, and $19.2 million in the second quarter of 2023, a 42.4% year-over-year decrease.
●	Ended the second quarter of 2024 with an instrument installed base of 1,264 (374 PhenoCyclers, 890 PhenoImagers), a year-over-year increase of 18.8%, compared to an installed base of 1,064 in the prior year period (300 PhenoCyclers, 764 PhenoImagers).
●	As of June 30, 2024, there were 1,450 total publications citing Akoya’s technology, compared to 988 total publications in the prior year period, a 46.8% increase.
●	$48.7 million of cash, cash equivalents and marketable securities as of June 30, 2024.

YTD 2024 Financial Results

●	YTD 2024 revenue was $41.5 million, compared to $44.9 million in the prior year period: a 7.6% decrease.
●	YTD 2024 reported gross margin was 52.4% while non-GAAP adjusted gross margin was 57.4% when excluding the write-off from discontinued legacy products in the first quarter of 2024. Both GAAP and non-GAAP gross margin were 54.3% in the prior year period of 2023.
●	YTD 2024 operating expenses were $54.4 million while non-GAAP operating expenses were $50.1 million when excluding the impairment charge for facility consolidation and restructuring associated with a reduction in force in the first quarter of 2024. Both GAAP and non-GAAP operating expenses were $61.1 million in the prior year period of 2023.
●	YTD 2024 loss from operations was $32.7 million while non-GAAP loss from operations was $26.3 million excluding the items noted above. Both GAAP and non-GAAP loss from operations were $36.7 million in the prior year period of 2023.

2024 Financial Outlook

Akoya is updating its revenue outlook for the full year 2024 while maintaining its commitment to achieving operating cash flow breakeven by year end. The Company now expects the full year 2024 revenue to be in the range of $96-104 million.

Webcast and Conference Call Details

Akoya will host a conference call today, August 5, 2024, at 5:00 p.m. Eastern Time to discuss its second quarter 2024 financial results. Investors interested in listening to the conference call are required to register online. A live webcast of the conference call will be available on the “Investors” section of the Company's website at https://investors.akoyabio.com/. The webcast will be archived on the website following the completion of the call for three months.

Non-GAAP Financial Measures

In addition to reporting financial measures in accordance with generally accepted accounting principles (“GAAP”), Akoya is including in this press release “non-GAAP adjusted gross profit,” “non-GAAP adjusted gross margin,” “non-GAAP operating expense,” and “non-GAAP loss from operations,” all of which are non-GAAP financial measures. Akoya defines non-GAAP adjusted gross profit as gross profit margin adjusted for certain excess and obsolete inventory charges. Non-GAAP adjusted gross margin is defined as non-GAAP adjusted gross profit divided by total revenue. Akoya defines non-GAAP operating expense as operating expense adjusted for impairment and restructuring charges. Akoya defines non-GAAP loss from operations as loss from operations adjusted for certain excess and obsolete inventory charges, impairment, and restructuring charges.

Akoya includes these non-GAAP financial measures because it believes they allow investors to understand and evaluate the Company’s core operating performance and trends. In particular, the exclusion of certain items in calculating non-GAAP adjusted gross profit, non-GAAP adjusted gross margin, non-GAAP operating expense, and non-GAAP loss from operations can provide useful measures for period-to-period comparisons of the Company’s core business. These non-GAAP financial measures have limitations as analytical tools, including the fact that such non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies because other companies may calculate non-GAAP adjusted gross profit, non-GAAP adjusted gross margin, non-GAAP operating expense, and non-GAAP loss from operations differently than Akoya does. For more information regarding these non-GAAP financial measures, see the tables included at the end of this press release.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our expectations for full year 2024 revenue, our growth prospects, our ability to lead the spatial biology market from discovery to diagnostics, our ability to achieve operating cash flow breakeven by year end or at all, and other statements regarding our business strategies, use of capital, results of operations, financial performance and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

About Akoya Biosciences

As The Spatial Biology Company®, Akoya Biosciences’ mission is to bring context to the world of biology and human health through the power of spatial phenotyping. The Company offers comprehensive single-cell imaging solutions that allow researchers to phenotype cells with spatial context and visualize how they organize and interact to influence disease progression and response to therapy. Akoya offers a full continuum of spatial phenotyping solutions to serve the diverse needs of researchers across discovery, translational and clinical research: PhenoCode™ Panels and PhenoCycler®, PhenoImager® Fusion and PhenoImager HT Instruments. To learn more about Akoya, visit www.akoyabio.com.

Investor Contact:

Priyam Shah

investors@akoyabio.com

Media Contact:

Christine Quern

media@akoyabio.com

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets (unaudited)

(in thousands)

	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$8,923	$83,125
Marketable securities	36,301	—
Accounts receivable, net	16,554	16,994
Inventories, net	24,796	17,877
Prepaid expenses and other current assets	2,938	3,794
Total current assets	89,512	121,790
Property and equipment, net	8,164	10,729
Marketable securities, net of current portion	3,496	—
Demo inventory, net	666	893
Intangible assets, net	15,986	17,412
Goodwill	18,262	18,262
Operating lease right of use assets, net	5,154	8,365
Financing lease right of use assets, net	1,154	1,562
Other non-current assets	1,351	1,356
Total assets	$143,745	$180,369
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$22,955	$25,209
Current portion of operating lease liabilities	2,680	2,681
Current portion of financing lease liabilities	642	767
Deferred revenue	6,461	6,688
Total current liabilities	32,738	35,345
Deferred revenue, net of current portion	3,170	3,193
Long-term debt, net	75,684	75,254
Contingent consideration liability, net of current portion	4,097	5,765
Operating lease liabilities, net of current portion	5,155	6,238
Financing lease liabilities, net of current portion	537	766
Other long-term liabilities	115	38
Total liabilities	121,496	126,599
Total stockholders' equity	22,249	53,770
Total liabilities and stockholders' equity	$143,745	$180,369

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Consolidated Statements of Operations (unaudited)

(in thousands, except share and per share amounts)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2024	2023	2024	2023
Revenue:
Product revenue	$15,926	$17,147	$28,066	$32,671
Service and other revenue	7,238	6,374	13,448	12,260
Total revenue	23,164	23,521	41,514	44,931
Cost of goods sold:
Cost of product revenue	6,467	7,788	13,190	13,539
Cost of service and other revenue	3,311	3,617	6,559	6,983
Total cost of goods sold	9,778	11,405	19,749	20,522
Gross profit	13,386	12,116	21,765	24,409
Operating expenses:
Selling, general and administrative	19,094	23,905	38,957	47,030
Research and development	5,288	6,923	10,842	13,300
Change in fair value of contingent consideration	88	530	267	757
Impairment	—	—	2,971	—
Restructuring	—	—	1,397	—
Total operating expenses	24,470	31,358	54,434	61,087
Loss from operations	(11,084)	(19,242)	(32,669)	(36,678)
Other income (expense):
Interest expense	(2,606)	(2,175)	(5,218)	(4,229)
Interest income	668	737	1,605	1,502
Other expense, net	(80)	(105)	(241)	(153)
Loss before provision for income taxes	(13,102)	(20,785)	(36,523)	(39,558)
Provision for income taxes	(47)	(18)	(110)	(47)
Net loss	$(13,149)	$(20,803)	$(36,633)	$(39,605)
Net loss per share attributable to common stockholders, basic and diluted	$(0.27)	$(0.51)	$(0.74)	$(1.00)
Weighted-average shares outstanding, basic and diluted	49,419,982	40,639,714	49,304,076	39,489,261

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Gross Profit to Non-GAAP Adjusted Gross Profit Reconciliation and Calculation of Gross Margin and Non-GAAP Adjusted Gross Margin (unaudited)

(in thousands)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2024	2023	2024	2023
Total revenue	$23,164	$23,521	$41,514	$44,931

Gross profit	13,386	12,116	21,765	24,409
Provision for excess and obsolete inventories - product discontinuation and lease exit inventory charges	—	—	2,045	—
Non-GAAP adjusted gross profit	$13,386	$12,116	$23,810	$24,409

Gross margin	58%	52%	52%	54%

Non-GAAP adjusted gross margin	58%	52%	57%	54%

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Operating Expense to Non-GAAP Operating Expense Reconciliation (unaudited)

(in thousands)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2024	2023	2024	2023
Operating expenses	$24,470	$31,358	$54,434	$61,087
Impairment	—	—	(2,971)	—
Restructuring	—	—	(1,397)	—
Non-GAAP operating expenses	$24,470	$31,358	$50,066	$61,087

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Loss From Operations to Non-GAAP Loss From Operations Reconciliation (unaudited)

(in thousands)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2024	2023	2024	2023
Loss from operations	$(11,084)	$(19,242)	$(32,669)	$(36,678)
Provision for excess and obsolete inventories - product discontinuation and lease exit inventory charges	—	—	2,045	—
Impairment	—	—	2,971	—
Restructuring	—	—	1,397	—
Non-GAAP loss from operations	$(11,084)	$(19,242)	$(26,256)	$(36,678)